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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul C. Wirth, Lewis H. Wirshba, Raymond M. Disco and Andrew M. Hutcher and each of them severally, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file (i) a registration statement on Form S-3 of Credit Suisse First Boston (USA), Inc., including any and all amendments and supplements (including post-effective amendments) thereto, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ BRIAN D. FINN Brian D. Finn	Director and Principal Executive Officer	May 10, 2004
/s/ PAUL C. WIRTH Paul C. Wirth	Principal Financial and Accounting Officer	May 10, 2004
/s/ EILEEN K. MURRAY Eileen K. Murray	Director	May 10, 2004
/s/ BARBARA A. YASTINE
Barbara A. Yastine	Director	May 10, 2004

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  Exhibit 24.1
POWER OF ATTORNEY